Delcath Systems, Inc. Appoints David McDonald Chief Financial Officer

-- New CFO to Spearhead Business Development and Strategic Alliance Initiatives --

NEW YORK, NY – September 14, 2009 -- Delcath Systems, Inc. (Nasdaq: DCTH), a medical technology company testing its proprietary treatment method for primary and metastatic cancers to the liver, announced that has  appointed David Alan McDonald Chief Financial Officer of the Company, effective today. McDonald, 49, was formerly the Senior Vice President of Business Development at AngioDynamics, Inc. (Nasdaq: ANGO).   where he led the firm’s business development activities.

“David brings a broad base of business knowledge to Delcath,” said Eamonn Hobbs, President and CEO of the company. “He has an extensive financial and business development background and understands the dynamics of commercializing new technologies, international licensing, marketing and strategic development. We are excited to have David onboard. He will be an asset to our team as it prepares for FDA submission by mid-2010, gains CE Mark approval and pursues strategic relationships with outside parties.”

The CFO role at Delcath had been vacant since December 2008, when the previous CFO resigned to pursue other interests.

McDonald founded Minneapolis-based Cornerstone Healthcare Advisors LLC in April 2005, which he led until joining AngioDynamics in July 2008. At Cornerstone he provided advisory and consulting services to emerging medical technology companies and their financial sponsors.

Prior to 2005, McDonald was a Managing Director and leader of Medical Technology Investment Banking at RBC Capital Markets where he developed senior and Board level relationships with leading private, public and venture capital firms in the medical device and diagnostics industries. While at RBC and Cornerstone, Mr. McDonald advised on more than 50 banking deals.

Before his involvement with these companies, Mr. McDonald was a Senior Vice President and Equity Portfolio Manager at Investment Advisers, Inc as well as a research analyst covering the healthcare industry for more than a dozen years. He received a Bachelor of Arts Degree in Economics from St. Olaf College in Northfield, Minnesota in 1982

About Delcath Systems, Inc.
Delcath Systems, Inc. is a medical device company specializing in cancer treatment. The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers. Delcath's novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient's bloodstream. The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan. The Company's intellectual property portfolio consists of twenty-seven patents on a worldwide basis including the U.S., Europe, Asia and Canada. For more information, please visit the Company's website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

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